Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-160948, 333-158001, 333-153715, 333-153714, 333-149081, 333-148529, 333-145714, 333-141341, 333-137699, 333-131894, 333-128745, 333-122289, 333-119547, 333-117121, 333-115082, 333-112465, 333-114162, 333-112272, 333-110003, 333-109387, 333-107729, 333-106748, 333-104267, 333-102610, 333-101782, 333-100272, 333-98575, 333-91788, 333-85930, 333-85352, 333-76034, 333-76266, 333-57676, 333-89761, and 333-67317 on Form S-3 and in Registration Statement Nos. 333-140176 and 333-155497 on Form S-8 of our report dated July 13, 2009 (September 17, 2009, as to the retrospective effects of the adoption of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 as discussed in Note 2), relating to the consolidated financial statements and financial statement schedules of Investors Real Estate Trust and subsidiaries, and the effectiveness of Investors Real Estate Trust and subsidiaries’ internal control over financial reporting appearing in the Current Report on Form 8-K of Investors Real Estate Trust for the year ended April 30, 2009.

DELOITTE & TOUCHE LLP

Minneapolis, MN
September 17, 2009